Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad Provides Business Update Related to COVID-19

Company Takes Actions to Realign Business in Response to Changes in Near Term Customer Demand

SUSSEX, WI, April 2, 2020 - Quad/Graphics, Inc. (NYSE: QUAD) (“Quad” or the “Company”) today provided a business update on its actions taken in response to the COVID-19 pandemic.

Quad has been executing business continuity plans focused on protecting the health and well-being of its employees, while also continuing to service customers, and protect the long-term financial health of the Company as the COVID-19 pandemic evolves.

“The health and safety of our employees remains our top priority,” said Joel Quadracci, Quad’s Chairman, President and CEO. “We have directed employees who can work from home to do so, as well as implemented additional social distancing and sanitizing precautions to ensure the safety of our employees working in essential manufacturing facilities. We have implemented a temporary furlough program throughout all areas of the Company and have temporarily ceased operations at a number of our manufacturing facilities. We will continue to prioritize the health and well-being of our employees while making the tough but necessary decisions to protect the financial health of Quad. Through it all, we will continue to provide extraordinary client service and quality to quickly meet our clients changing needs and innovate new ideas to help them maintain business continuity and consumer engagement during this period of uncertainty.”

Recent COVID-19 Actions:

•	Suspended all domestic and international travel;

•	Implemented temporary salary reductions for over 300 leaders, including a 50% salary reduction for the CEO and a 35% reduction for the other named executive officers;

•	At the recommendation of the Board of Directors, temporarily reduced directors’ fees by 50%;

•	Implemented a temporary employee furlough program with Company-paid medical benefits;

•	Changed vacation policies;

•	Suspended production at several manufacturing facilities where declining client volume or other effects of the pandemic have impacted the Company’s ability to operate;

•	Delayed capital spending projects; and

•	Increased borrowings by $100 million under the credit facility to increase cash on hand to approximately $200 million to ensure continued financial flexibility.

Given the uncertainty of the duration of the COVID-19 pandemic, Quad is withdrawing its full-year 2020 financial guidance issued on February 18, 2020. Additionally, due to uncertainty in customer demand as a result of COVID-19, the Board of Directors made the proactive decision to temporarily suspend the Company’s quarterly dividend of $0.15 per share. The Company remains committed to paying a dividend over the long-term and will seek to resume the dividend following stabilization of its operating environment.

Added Quadracci: “We have faced tough times before and persevered.  While the COVID-19 pandemic is unique and presents uncertainty, I am confident in our ability to find a better way and weather this storm.”

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, sales, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “project,” “believe,” “continue” or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the uncertain negative impacts the coronavirus (COVID-19) will have on the Company’s business, financial condition, profitability and cash flows, and the global economy in general; the impact of decreasing demand for printed materials and significant overcapacity in the highly competitive environment creates downward pricing pressures and potential underutilization of assets; the impact of digital media and similar technological changes, including digital substitution by consumers; the impact of fluctuations in costs (including labor and labor- related costs, energy costs, freight rates and raw materials) and the impact of fluctuations in the availability of raw materials; the failure to successfully identify, manage, complete and integrate acquisitions and investments; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of increased business complexity as a result of the Company’s transformation into a marketing solutions partner; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; the impact of changing future economic conditions; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the failure to attract and retain qualified talent across the enterprise; significant capital expenditures may be needed to maintain the Company’s platforms and processes and to remain technologically and economically competitive; the impact of changes in postal rates, service levels or regulations; the fragility and decline in overall distribution channels, including newspaper distribution channels; the impact of the various restrictive covenants in the Company’s debt facilities on the Company’s ability to operate its business; the impact of risks associated with the operations outside of the United States, including costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents; the impact on the holders of Quad’s class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and intangible assets; the impact of divestitures or discontinued operations; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, which may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Quad

Quad (NYSE: QUAD) is a worldwide marketing solutions partner dedicated to creating a better way for its clients through a data-driven, integrated marketing platform that helps reduce complexity, increase efficiency and enhance marketing spend effectiveness. Quad provides its clients with unmatched scale for client on-site services and expanded subject expertise in marketing strategy, creative solutions, media deployment (which includes a strong foundation in print) and marketing management services. With a client-centric approach that drives its expanded offering, combined with leading-edge technology and single-source simplicity, Quad has the resources and knowledge to help a wide variety of clients in multiple vertical industries, including retail, financial/insurance, healthcare, consumer packaged goods, publishing and direct-to-consumer. Quad has multiple locations throughout North America, South America and Europe, and strategic partnerships in Asia and other parts of the world. For additional information visit www.QUAD.com.

Investor Relations Contact

Kyle Egan
Director of Investor Relations and Assistant Treasurer, Quad
414-566-2482
kegan@quad.com

Media Contact

Claire Ho
Director of Corporate Communications, Quad
414-566-2955
cho@quad.com